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                                                                   Exhibit 10.14

               [THE STOCK PLEDGE AGREEMENT FOR MICHAEL S. CANNON
                    IS IDENTICAL IN ALL MATERIAL RESPECTS.]


                      STOCK PLEDGE AND SECURITY AGREEMENT


     THIS STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement"), is made on November 6, 1996, by Michael C. Higgins, an individual resident of the State of Maryland (the "Pledgor"), in favor of ZMAX Corporation, a Nevada corporation (the "Corporation").

                                  BACKGROUND:

     The Pledgor owns shares of the Corporation's authorized common stock, par value $0.001 (the "Shares").

     The Shares owned by the Pledgor were acquired as part of the acquisition of Century Services, Inc., a Maryland corporation ("CSI") by the Corporation, pursuant to the Stock Purchase Agreement dated the same date as this Agreement, among the Corporation, the Pledgor and the other stockholder of CSI (the "Acquisition Agreement"). As a result of the consummation of the transactions contemplated by the Acquisition Agreement, CSI is now a wholly-owned subsidiary of the Corporation.

     Additional shares of the Corporation's authorized common stock, par value $0.001, have been issued in the name of the Pledgor but are subject to earn out pursuant to the terms of the Acquisition Agreement (the "Earn Out Shares"). In connection with the Acquisition Agreement, the Earn Out Shares have been placed into escrow pursuant to an Escrow Agreement dated the same date as this Agreement among the Corporation, the Pledgor, [name of other Pledgor] and the escrow agent named therein (the "Escrow Agreement") and will be released from the Escrow Agreement on the terms and conditions stated in the Acquisition Agreement and the Escrow Agreement.

     To secure the indemnification obligations of Pledgor pursuant to Section
5.2 of the Acquisition Agreement, as the same may be modified or amended after the date hereof (collectively, the "Obligations"), the Pledgor has agreed to pledge and assign to the Corporation all of the Pledgor's right, title, and interest in and to the Shares and the Earn Out Shares together with the other collateral hereinafter described (collectively, the "Stock").

     NOW, THEREFORE, for and in consideration of the premises, the direct benefits to be realized by the Pledgor from the Acquisition Agreement, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby covenants and agrees with the Corporation as follows:
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                              STATEMENT OF TERMS:

     1.  Warranty.  The Pledgor warrants to the Corporation that except for the
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security interest created hereby, the Pledgor owns the Stock free and clear of all liens, charges, and encumbrances, that the Stock is duly issued, fully paid, and non-assessable, that the Pledgor has the unencumbered and unrestricted right to pledge the Stock, and that no consent or approval of any governmental or regulatory authority, or of any securities exchange, which has not been obtained was or is necessary to the validity of this pledge.

     2.  Security Interest.  The Pledgor grants, conveys, and pledges to the
         -----------------
Corporation a security interest in and security title to all of its right, title, and interest in and to the Stock, and has transferred to the Corporation, all of its right, title, and interest in and to, the Stock presently held by the Pledgor as security for (a) all obligations of the Pledgor to the Corporation hereunder; and (b) payment and performance of the Obligations. The Pledgor has, on this date, delivered the Stock to and deposited the Stock with the Corporation, together with stock powers endorsed in blank by the Pledgor. The Pledgor agrees that at any time and from time to time, at the expense of the Corporation, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Corporation may reasonably request, in order to perfect and protect the security interest granted hereby or to enable the Corporation to exercise and enforce its rights and remedies hereunder with respect to all or any portion of the Stock. The Pledgor further agrees that if this Agreement is still in effect at the time of the release of any Earn Out Shares from the Escrow Agreement, such Earn Out Shares will continue to be pledged to the Corporation under the terms of this Agreement.

     3.  Additional Shares.  In the event that, during the term of this
         -----------------
Agreement:

         (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of the Corporation, all new, substituted, and additional shares, or other securities, issued by reason of any such change and received by the Pledgor or to which the Pledgor shall be entitled shall be immediately transferred to the Corporation by delivery, together with stock powers endorsed in blank by the Pledgor, and shall thereupon constitute Stock to be held by the Corporation under the terms of this Agreement; and

         (b) subscriptions, warrants, or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights, or options by the Pledgor shall be immediately transferred by delivery to the Corporation and shall thereupon constitute Stock to be held by the Corporation under the terms of this Agreement.

     4.  Default.  From time to time during the term of this Agreement, upon the
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occurrence of a default by Pledgor under the Acquisition Agreement which default, if susceptible to cure, is not cured by the Pledgor to the reasonable satisfaction of the Corporation within 60

                                      -2-
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days after the Corporation give the Pledgor notice of such default, the
Corporation may (i) transfer the Stock or such portion of the Stock based on the Current Value Price (as defined below) necessary to satisfy the Obligations as a result of such default, into the name of the Corporation or designate such Stock as treasury shares, or (ii) transfer, sell, or otherwise dispose of the Stock or such portion of the Stock based on its Current Value Price necessary to satisfy the Obligations as a result of such default, at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after five (5) days' notice to the Pledgor. The proceeds of the public or private sale or other disposition, if any, shall be applied to the costs incurred in connection with the sale, and to the Obligations, in such order as the Corporation may determine, and any remaining proceeds shall be converted back into Shares based on the Current Value Price which shall remain subject to this Agreement, or if this Agreement is no longer in effect, shall be returned to the Pledgor. In the event the Current Value Price of any portion of the Stock transferred into the name of the Corporation or designated as treasury shares or the proceeds of the sale or other disposition of the Stock, if any, are insufficient to pay such expenses, interest, principal of the Obligations, and damages, the Pledgor shall remain liable to the Corporation for any such deficiency. For purposes of this Agreement, Current Value Price is (i) if the Shares are trading, the average per share closing bid price on the Shares over the two week period immediately preceding the date of which the default occurred, or (ii) if the Shares are not trading, the per share value as of the date the default occurred as such value is as determined by Arthur Andersen or such other independent accounting firm then servicing the Corporation.

     5.  Additional Rights of Secured Party.  In addition to its rights and
         ----------------------------------
privileges under this Agreement, the Corporation shall have all the rights, powers, and privileges of secured parties under the Uniform Commercial Code of the State of Maryland and other applicable law. All rights of the Corporation shall be cumulative and not exclusive.

     6.  Pledgor's Obligations Absolute.  The obligations of the Pledgor under
         ------------------------------
this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens or encumbrances available to the Corporation or any of its successors, assigns, or agents.

     7.  Voting Rights.
         -------------

         (a) So long as a default by Pledgor has not occurred under the Acquisition Agreement or under this Agreement, Pledgor shall be entitled to exercise all voting rights and all other rights of the Stock.

         (b) Upon the occurrence of a default by Pledgor under the Acquisition Agreement or under this Agreement, and during the continuance thereof, and for so long as any of the Obligations remain unpaid, (i) the Corporation may, upon one (1) day prior written notice to the Pledgor of its intention to do so, exercise all voting rights and all other rights of the Stock, but under no circumstances is the Corporation obligated by the terms of this Agreement to exercise

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such rights, and (ii) the Pledgor hereby appoints the Corporation the Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Corporation deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power of attorney granted hereby is coupled with an interest and shall be irrevocable for so long as any of the Obligations remain unpaid.

         (c) For so long as the Pledgor shall have the right to vote the Stock, the Pledgor covenants and agrees that it will not, without the prior written consent of the Corporation, which consent will not be unreasonably withheld, vote or take any consensual action with respect to the Stock which would constitute a breach of this Agreement or a default under the Acquisition Agreement.

     8.  Termination.  This Agreement, and the security interest hereunder
         -----------
granted to the Corporation in the Stock, shall terminate on the date that is nine months after the date of this Agreement. Thereafter, the Corporation shall promptly release the Stock by delivery of the Stock to the Pledgor, unless and except to the extent the Stock has been transferred to the name of the Corporation, liquidated or otherwise disposed of pursuant to this Agreement.

     9.  Security Agreement.  This Agreement shall constitute a security
         ------------------
agreement under the Uniform Commercial Code as in effect in the State of Maryland.

     10. General.
         -------

         (a) Time is of the essence of this Agreement. No waiver by the Corporation of any power or right hereunder or of any breach or default by the Pledgor hereunder shall be binding upon the Corporation unless in writing signed by the Corporation. No failure or delay by the Corporation to exercise any power or right hereunder or binding waiver of any default hereunder shall operate as a waiver of any other or further exercise of such power or any other breach or default. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the Pledgor and the Corporation and may not be modified except by a writing executed by the Corporation and delivered by the Corporation to the Pledgor.

         (b) If any paragraph or part hereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal, or unenforceable shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         (c) All representations and warranties made and given herein by the Pledgor shall survive the execution and delivery of this Agreement and shall remain in full force and effect until such time as this Agreement terminates as provided in Section 8 hereof.

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         (d)  The rights and obligations of the parties hereunder shall inure to the benefit of and bind their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         (f) Each party to this Agreement (i) submits to personal jurisdiction in the State of Maryland for the enforcement of this Agreement, and (ii) waives any and all rights under the laws of any state to object to jurisdiction within the State of Maryland for the purposes of litigation to enforce this Agreement.

         (g) All notices and demands required or permitted hereunder or by law shall be in writing and delivered by fax transmission or by recognized international express courier, at the addresses set forth below, or such other address as shall be subsequently designated in writing by such party to the other party hereto for purposes of notice.

     If to the Corporation:         ZMAX Corporation
                                    c/o Powell, Goldstein, Frazer & Murphy
                                    1001 Pennsylvania Ave., N.W.
                                    Sixth Floor South
                                    Washington, D.C.  20004
                                    Attention:  Michael H. Chanin, Esq.
                                    Telephone:  202-624-7235
                                    Fax:  202-624-7222

          If to the Pledgor:        Michael C. Higgins
                                    12408 Rivers Edge Drive
                                    Potomac, Maryland  20854
                                    Telephone:   (301) 926-6771

Each such notice or demand shall be deemed effective (a) if sent by fax transmission, upon receipt of electronic or verbal confirmation therefor, of (b) if sent by express courier, two business days after deposit with the courier service.

         (g) Captions are for reference only and in no way limit the terms of this Agreement.

         (h) All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

                         [SIGNATURE ON FOLLOWING PAGE]

                                      -5-
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     EXECUTED ON NOVEMBER  6, 1996.


                              PLEDGOR:

                               /s/ Michael C. Higgins
                              -----------------------------------------------
                              Michael C. Higgins